Exhibit 10.40
AMENDMENT 7
This Amendment 7 becomes part of the Xcelerate Partner Agreement (the “Agreement”), dated August 02, 2001, between NSI and Sunbelt Software Distribution Inc. (“VAR”).
Whereas, NSI and VAR wish to modify certain provisions regarding the Term of the Agreement, the Xcelerate Partner Agreement shall be modified as follows:
Section 12 (a) referenced in Addendum 6 shall be amended for 2005:
(a) Term. This Agreement shall continue in effect until December 31, 2006 with all existing discounts until such termination.
Whereas NSI and VAR wish to modify certain provisions pertaining to Aggregate Dollar Value, the Xcelerate Partner Agreement shall be modified as follows:
Addendum 3, Schedule B Section 6 shall be amended for 2005 by adding the following:
For the calendar year 2005, at the end of the quarter, when the VAR meets or exceeds the YTD Aggregate Dollar Value of *, VAR will receive a check or a credit, at NSI’s sole discretion, for *, and a check or credit, at NSI’s sole discretion, for * within * after the end of that quarter. Additionally for that quarter VAR will receive a check or credit, at NSI’s sole discretion, equal to * which will be paid or credited, at NSI’s sole discretion, within * after the end of that quarter. For each quarter, thereafter, the VAR will receive a check or credit, at NSI’s sole discretion, equal to *.
Within * prior to the end of the current calendar year both parties will meet and mutually agree on new quarterly and annual Aggregate Dollar Value goals for the next calendar year. This must be done in writing as an addition to this Addendum and signed by both parties.

NSI Software, Inc.		Sunbelt Software Distribution Inc.

Date: 3/22/05		Date: March 18, 2005

Signature:	/s/ S. Craig Huke	Signature:	/s/ Sam Licciardi

Print Name: S. Craig Huke		Print Name: Sam Licciardi

Title: CFO		Title: Executive Vice President

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

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